American General Finance Corporation

With Maturities of 9 Months or More from Date of Issue

Registration No.	333-100345
Filed Pursuant to Rule	424 (b) (3)
Pricing Supplement No.	92
(To Prospectus dated October 18, 2002 and Prospectus Supplement dated March 28, 2003)
The date of this Pricing Supplement is		May 30, 2006
Trade Date: 06/05/06		Issue Date: 06/08/06

	Stated		Interest
CUSIP	Interest Rate	Maturity	Payment	First Interest	Subject to
Number	per Annum	Date	Frequency	Payment Date	Redemption	Redemption Date and Terms

02639EKC7	5.15%	06/15/09	Quarterly	09/15/06	No	N/A

02639EKD5	5.40%	06/15/11	Quarterly	09/15/06	No	N/A

						[Additional columns below]
[Continued from above, first column repeated]

		Discounts
CUSIP	Price to	and	Survivor’s
Number	Public	Commission	Option	OID Note	Other Material Terms

02639EKC7	100%	0.600%	Yes	No	N/A

02639EKD5	100%	1.000%	Yes	No	N/A

All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.
As of September 12, 2005, ABN AMRO Financial Services, Inc. changed its name to LaSalle Financial Services, Inc. Also, Salomon Smith Barney has changed its name to Citigroup Global Markets Inc. Consequently, all references in the prospectus to “ABN AMRO Financial Services, Inc.” and “Salomon Smith Barney” are amended to read “LaSalle Financial Services, Inc.” and “Citigroup Global Markets Inc.”, respectively.